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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT is entered into as of July 24, 1998, by and among Mattson Technology, Inc., a Delaware corporation (the "Company" or "Mattson"), and David Eck and Dan White as representatives (the "Shareholder Representatives") of the shareholders (the "Shareholders") of Concept Systems Design, Inc., a California corporation ("Concept"). The Shareholders have received certain rights to register shares of Mattson common stock (the "Rights Holders") to be received upon the merger (the "Merger") of Concept Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Mattson ("Sub"), with and into Concept as set forth in the Agreement and Plan of Reorganization dated July 10, 1998 (the "Merger Agreement") among Mattson, Concept and Sub.

                                    RECITAL

    Pursuant to the terms of the Merger Agreement, the Company and the Shareholder Representatives on behalf of the Shareholders desire to provide for certain registration and other rights all as set forth herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

    1.  REGISTRATION RIGHTS.

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

           (a)  The term "Commission" means the Securities and Exchange
       Commission.

           (b) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued.

           (c) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

           (d) The term "Registrable Securities" means (i) all shares of the Company's Common Stock issued in connection with the Merger, but excluding shares of the Company's Common Stock issued in the Merger that have been sold or otherwise transferred by the Shareholders who initially received such shares in the Merger; (ii) all shares of capital stock issued in lieu of any of the stock referred to in clause (i) in any reorganization, which have not been sold to the public; and (iii) all shares of capital stock issued in respect of any of the stock referred to in clauses (i) or (ii) as a result of any stock split, stock dividend, recapitalization or the like, which have not been sold to the public.

        1.2  REQUIRED REGISTRATION.

           (a) OBLIGATION OF THE COMPANY. Not later than (90) days after the Closing Date (as defined in the Merger Agreement), the Company shall (i) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and (ii) use its best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter, and shall use its best efforts to effect all such other registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable
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       blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of the Registrable Securities; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

               (i) in any particular jurisdiction in which the Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

               (ii) after the Company has effected one such registration pursuant to this subsection 0 and such registration has been declared or ordered effective unless the Commission issues a stop order with respect thereto.

           (b)  EFFECTIVENESS; SUSPENSION RIGHT.

               (i) The Company will use its best efforts to maintain the effectiveness of the registration statement and other applicable registrations, qualifications and compliances until the earlier of
           (A) such time as each of the Holders may sell all of the Registrable Securities held by him, her or it without registration pursuant to Rule 144 under the Securities Act within a three-month period, (B) such time as all of the Registrable Securities have been sold by the Holders or (C) one year after the closing of the Merger (the "Registration Effective Period"), and from time to time will amend or supplement the registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

               (ii) Following the date the registration statement is first declared effective, the Holders will be permitted, subject to the Suspension Right (as defined in paragraph (iii) below), to offer and sell Registerable Securities during the Registration Effective Period in the manner described in the registration statement provided that the registration statement remains effective and has not been suspended.

               (iii) Notwithstanding any other provision of this Section 1.2, the Company shall have the right to require that all Holders suspend further open market offers and sales of Registerable Securities whenever, and for so long as, in the reasonable judgment of the Company after consultation with counsel, the Company possesses or the Company is aware another party possesses material undisclosed information with respect to the Company or the Company has knowledge of or the Company is aware of another party which has knowledge of events involving material undisclosed information regarding the Company (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time necessary for disclosure to occur at a time that is not detrimental to the Company and its stockholders (including the Shareholders after the closing of the Merger) or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel. The Company will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

           (c) EXPENSES. The costs and expenses to be borne by the Company for purposes of this Section 1.2 shall include, without limitation, printing expenses, legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges.

        1.3  INDEMNIFICATION.

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           (a)  The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) by the Company of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance pursuant to the Securities Act or any state securities laws, rules or regulations, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
       Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holder, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby.

           (c) Each party entitled to indemnification under this Section 0 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party

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       (whose approval shall not unreasonably be withheld), and the Indemnified
       Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           (d)  To the extent that the indemnification provided for in this
       Section 1.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        1.4 RULE 144 REPORTING. With a view to making available to Holders the benefits of Rule 144 promulgated by the Commission under the Securities Act, the Company agrees to use its best efforts to:

           (a) make and keep adequate current public information with respect to the Company available, as those terms are used in Rule 144 under the Securities Act, at all times after the Closing Date (as defined in the Merger Agreement);

           (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (c) furnish to Holders promptly upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as any Holder may reasonably request in order to permit such Holder to avail itself of any rule or regulation of the Commission allowing such Holder to sell its Company Common Stock without registration.

        1.5 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned by a Holder.

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    2.  GENERAL.

        2.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this
    Section 2.0.

        2.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        2.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

        2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon personal delivery or three (3) business days after mailing by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder, at such Holder's address listed in the Company's records, or (b) if to the Company, at 3550 West Warren Avenue, Fremont, California 94538, Attention: Brad Mattson or at such other address as the Company shall have furnished to the Holder in writing.

        2.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        2.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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    IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.

                                COMPANY:
                                MATTSON TECHNOLOGY, INC.

                                By:               /s/ BRAD MATTSON
                                     -----------------------------------------
                                     Its: Chairman and Chief Executive Officer

                                SHAREHOLDER REPRESENTATIVES:

                                By:                /s/ DAVID ECK
                                     -----------------------------------------
                                              Printed Name: David Eck

                                By:                /s/ DAN WHITE
                                     -----------------------------------------
                                              Printed Name: Dan White
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               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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